                                                                     Exhibit 5.1

                                 March 31, 2006

Empire Resorts, Inc.
701 N. Green Valley Parkway, Suite 200
Henderson, NV 89074

                  Re:      Empire Resorts, Inc.
                           Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         Reference is made to the  Registration  Statement on Form S-8 dated the date  hereof  (the  "Registration  Statement"),  filed with the  Securities  and
Exchange  Commission  by Empire  Resorts,  Inc.,  a  Delaware  corporation  (the
"Company").  The  Registration  Statement  relates to an  aggregate of 3,750,000 shares (the  "Shares") of common stock,  par value $.01 per share of the Company
(the  "Common  Stock").  The Shares  will be issued  and sold by the  Company in accordance  with the Company's 2004 Stock Option Plan and 2005 Equity  Incentive
Plan (the "Plans").

         We advise you that we have  examined  originals or copies  certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plans and such other documents, instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing,  we are of the opinion that the Shares,  when issued and paid for in accordance with the terms and conditions set forth in the
Plans, will be duly and validly issued, fully paid and non-assessable.

March 31, 2006

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.

                             Very truly yours,

                             /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP

                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP